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                                                                EXHIBIT 10.07


                                 AMENDMENT NO. 1
                                       TO
                           THE EMPLOYMENT AGREEMENT OF
                                 WILLIAM TIMMINS

     This Amendment No. 1 to the Employment Agreement, dated as of May 26, 2000, effective as of January 1, 2000, ("Amendment") is made between Aladdin Gaming, LLC ("Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and William Timmins ("Executive").

     WHEREAS, the Company, Gaming Holdings and Executive entered into an Employment Agreement effective as of February 25, 2000 ("Employment Agreement").

     WHEREAS, the Company, Gaming Holdings and Executive desire to clarify certain matters contained in the Employment Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

     1. AMENDMENTS. Pursuant to Section 9(c) of the Employment Agreement, the Employment Agreement is hereby amended as follows:

     A. Section 2(a) of the Agreement is amended as follows: The sentence which read:

          "The term of Executive's employment under this Agreement ("Term") shall commence on January 26, 2000 ("Commencement Date") and shall continue to and including January 25, 2003, unless earlier terminated as provided in this Agreement. (The date of any termination of this Agreement as provided herein is the "Termination Date")."

     is deleted in its entirety and hereby replaced with the following:

          "The term of Executive's employment under this Agreement ("Term") shall commence on January 1, 2000 ("Commencement Date") and shall continue to and including January 1, 2003, unless earlier terminated as provided in this Agreement. (The date of any termination of this Agreement as provided herein is the "Termination Date")."

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     B. Section 2(b) of the Agreement is amended as follows: The sentence which reads:

          "Notwithstanding Section 2(a), Executive shall have the right, but not the obligation, to terminate this Agreement on January 26, 2002, and thirty (30) days after such date his right to terminate the Agreement pursuant to this section shall expire."

     is hereby deleted in its entirety and replaced with the following:

          "Notwithstanding Section 2(a), Executive shall have the right, but not the obligation, to terminate this Agreement on January 1, 2002, and thirty (30) days after such date his right to terminate the Agreement pursuant to this section shall expire."

     C. Section 4(a) of the Agreement is amended as follows:

          The initial Base Salary of Two Hundred Fifty-two Thousand ($252,000) is hereby deleted in its entirety and hereby the initial Base Salary shall be Three Hundred Seventy-two Thousand Dollars ($372,000).

     D. Section 4(a) of the Amendment is further amended as follows:

          The sentence which reads: "On January 26, 2001, and each year thereafter, the Board of Directors will consider an increase in the Base Salary based upon criteria determined by the Board of Directors and applicable to other members of the executive management group"

     is deleted in its entirety and hereby replaced with the following sentence:

          "On January 1, 2001, and each year thereafter, the Board of Directors will consider an increase in the Base Salary based upon criteria determined by the Board of Directors and applicable to other members of the executive management group."

     Provided further, that any other dates in the Agreement which were based upon the original start date shall be hereby amended to so provide that such date shall be based upon January 1, 2000.

     2. GAMING LAW. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the state of Nevada, including the Nevada Gaming Control Act (or any successor statute) and the

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rules and regulations promulgated by the Nevada Gaming Commission and the State
Gaming Control Board. To the extent anything in this Amendment or the Employment Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

     3. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successor of the Company or Gaming Holdings. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or Gaming Holdings and supercedes any prior understanding or agreements between the parties hereto.

     4. ENTIRE AGREEMENT. This Amendment and the Employment Agreement represent the entire agreement and understanding between the Company, Gaming Holdings and Executive concerning the matters herein.

     5. REMAINING AGREEMENT EFFECTIVE. Any provision of the Employment Agreement not amended by this Amendment shall remain in full force and effect.

     6. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Amendment may only be amended, canceled or discharged in writing signed by the Executive, Gaming Holdings and the Company.

     7. GOVERNING LAW. This Amendment shall be governed by the laws of the state of Nevada.

     8. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings as ascribed thereto in the Employment Agreement.

     9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same contract.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above-written.

                                       ALADDIN GAMING, LLC


                                       By: /s/ RICHARD J. GOEGLEIN
                                           -------------------------------
                                           Richard J. Goeglein
                                           President and Chief Executive Officer


                                       ALADDIN GAMING HOLDINGS, LLC


                                       By: /s/ RICHARD J. GOEGLEIN
                                           --------------------------------
                                           Richard J. Goeglein
                                           President and Chief Executive Officer


                                           EXECUTIVE


                                           /s/ WILLIAM TIMMINS
                                           --------------------------------
                                           Name: William Timmins
                                           Title: Executive Vice President


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